UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 20, 2013, Pascal Brandys advised Ceres, Inc. (the “Company”) that he will not stand for reelection at the Company’s 2014 annual meeting of stockholders to be held on March 7, 2014 (the “Annual Meeting”). Mr. Brandys has served on the Company’s Board of Directors since December 1997 and will continue to serve as a director until the Annual Meeting. There was no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On December 20, 2013, Edmund Olivier also advised the Company that he will not stand for reelection at the Annual Meeting. Mr. Olivier has served on the Company’s Board of Directors since the Company’s inception in 1996 and will continue to serve as a director until the Annual Meeting. There was no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Company has agreed to extend the exercise period through March 7, 2016 of all vested stock options held by Messrs. Brandys and Olivier at the time of the Annual Meeting. In exchange, both Messrs. Brandys and Olivier have agreed to be available to provide advice to the Board of Directors and management of the Company as may be requested on an ad hoc basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC

Date: December 26, 2013	By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer